Exhibit 99.1

NEWS RELEASE

	CONTACTS:	Wayne Whitener
Chief Executive Officer
TGC Industries, Inc.
(972) 881-1099

Jack Lascar, Partner
Karen Roan, SVP
FOR IMMEDIATE RELEASE		DRG&E (713) 529-6600

TGC Industries Declares Five Percent Stock Dividend

PLANO, TEXAS — April 20, 2010 — TGC Industries, Inc. (NASDAQ: TGE) today announced that its Board of Directors has declared a five percent (5%) stock dividend on its outstanding Common Stock.  Shareholders of record as of April 30, 2010 will receive the stock dividend for each share owned on that date, payable on May 14, 2010.

Cash in lieu of fractional shares will be paid to shareholders based on the last sales price of the Company’s Common Stock on the record date.  As of April 13, 2010, TGC Industries had 18,285,288 shares of Common Stock outstanding.

TGC Industries, Inc., based in Plano, Texas, is a leading provider of seismic data acquisition services, with operations throughout the continental United States and Canada.  The Company has branch offices in Houston, Oklahoma City and Calgary.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on our current expectations and projections about future events.  All statements other than statements of historical fact included in the press release regarding the Company are forward-looking statements.  There can be no assurance that those expectations and projections will prove to be correct.

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